Exhibit 99.1

ReShape Lifesciences Announces Third Quarter 2017 Financial Results

San Clemente, CA November 14, 2017 — ReShape Lifesciences Inc. (NASDAQ:RSLS), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, today reported financial results for the three months ended September 30, 2017.

Recent Highlights and Accomplishments

•                 Acquired ReShape Medical, a privately-held medical technology company that develops, manufactures and markets the ReShape® Dual Weight Loss Balloon, in a cash and stock transaction valued at approximately $61 million

•                 Announced its plans to relocate its corporate headquarters to ReShape Medical’s offices in San Clemente, CA and the company name change to ReShape Lifesciences to better reflect the long-term mission and vision of the Company

•                 Completed a $20.0 million underwritten public offering with net proceeds of $18.0 million in August

•                 Made significant progress on the clinical front including obtaining approval from the MHSSE in Spain in August to initiate clinical trials for the Gastric Vest to support the Company’s plans for CE Mark approval, the announcement of a published cost effectiveness study analyzing vBloc® in August, and the initiation of the US FDA post-approval ReNEW study on vBloc in September

•                 Presented positive commercial data at industry conferences IFSO in August and ObesityWeek in November

“It has been a busy and productive quarter for us at ReShape Lifesciences, and I could not be prouder of the accomplishments of our team, who have proven their ability to execute on our plans.” said Dan Gladney, President, Chief Executive Officer and Chairman of the Board. “The strategic leaps we have made combined with our operational progress have paved the way for ReShape Lifesciences as a leading provider of technologies to address the needs of patients across the continuum of care in obesity.”

Third Quarter 2017 Financial Results

For the three months ended September 30, 2017, the Company placed 30 units, primarily from the vBloc Now program, a 36% increase compared to 22 units in the third quarter of 2016.   The Company reported revenues of $360,000 with gross profit totaling $146,000 in the third quarter ended September 30, 2017.

For the nine months ended September 30, 2017, the Company placed 80 units, primarily from the vBloc Now program, a 57% increase compared to 51 units for the same period in 2016.  For the nine months ended September 30, 2017 the Company reported revenues of $493,000 with gross profit totaling $195,000.

As of September 30, 2017, the Company had cash and cash equivalents totaling $23.4 million and it had no debt.

Conference Call

Management will host an investment community conference call today beginning at 1:30 p.m. Pacific Time /4:30 p.m. Eastern Time

Individuals interested in listening to the conference call may do so by dialing (877) 280-7473 for domestic callers or (707) 287-9370 for international callers, using Conference ID: 5595459. To listen to a live webcast or a replay, please visit the investor relations section of the Company website at: http://ir.enteromedics.com.

About ReShape Lifesciences Inc.

ReShape Lifesciences is a medical device company focused on technology to treat obesity and metabolic diseases. vBloc® Neurometabolic Therapy, delivered by an FDA-approved pacemaker-like device called the vBloc System, is designed to help patients with a 35-45 Body Mass Index (BMI) feel full, eat less and lose weight by intermittently blocking hunger signals on the vagus nerve. The FDA-approved ReShape® Integrated Dual Balloon System involves a non-surgical weight loss procedure that uses advanced interconnected balloon technology designed to take up room in the stomach to help people with a 30-40 BMI, and at least one co-morbidity, lose weight. The Gastric Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include our plans to obtain CE Mark approval for the Gastric Vest System and our goal of becoming a leading provider of technologies to address the needs of patients across the continuum of care in obesity. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisition of ReShape Medical, Inc., including unexpected costs or liabilities, the ability to recognize the benefits of the acquisition and that the acquisition may involve unexpected costs or liabilities; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience with our vBloc® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements; our ability to commercialize our vBloc System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our vBloc System; physician adoption of our vBloc System and vBloc Neurometabolic Therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in Exhibit 99.3 of our current report on Form 8-K filed July 26, 2017. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:

Scott Youngstrom
Chief Financial Officer

ReShape Lifesciences, Inc.
651-634-3011

syoungstrom@reshapelifesci.com

or

Gilmartin Group

Debbie Kaster, 415-937-5403

Investor Relations
debbie@gilmartinir.com

RESHAPE LIFESCIENCES INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Sales revenue	$110,020	$296,760	$243,120	$644,760
Service revenue	250,000	—	250,000	—
Total revenue	360,020	296,760	493,120	644,760
Cost of revenue	214,511	146,631	298,506	342,070
Gross profit	145,509	150,129	194,614	302,690
Operating expenses:
Selling, general and administrative	4,595,538	3,361,572	16,085,311	15,088,297
Research and development	1,109,641	1,253,390	3,586,129	3,879,378
Total operating expenses	5,705,179	4,614,962	19,671,440	18,967,675
Operating loss	(5,559,670)	(4,464,833)	(19,476,826)	(18,664,985)
Other income (expense):
Interest income	—	1,493	100	4,991
Interest expense	—	(1,391,134)	—	(3,393,374)
Warrants expense	(4,438,149)	—	(4,438,149)	—
Change in value of warrant liability	5,047	241,741	(283,688)	3,330,254
Change in value of convertible notes payable	—	(909,030)	—	(200,004)
Other, net	(904)	(700)	(2,102)	(3,272)
Net loss	$(9,993,676)	$(6,522,463)	$(24,200,665)	$(18,926,390)

Net loss per share - basic and diluted	$(1.06)	$(11.77)	$(3.19)	$(69.14)

Shares used to compute basic and diluted net loss per share	9,470,807	554,028	7,589,239	273,751

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	September 30,	December 31,
	2017	2016
ASSETS
Cash, cash equivalents and short-term investments	$23,433	$3,311
Accounts receivable	333	144
Inventory	1,587	1,790
Prepaid expenses and other current assets	252	476
Property and equipment, net	196	201
Goodwill	6,398	—
Intangibles, net	21,842	—
Other assets	1,142	1,119
Total assets	$55,183	$7,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$707	$1,312
Debt	—	—
Other liabilities	3,429	2,790
Total liabilities	4,136	4,102
Stockholders’ equity	51,047	2,939
Total liabilities and stockholders’ equity	$55,183	$7,041